Exhibit 99.1

REDWOOD TRUST REPORTS FOURTH QUARTER 2021 FINANCIAL RESULTS

MILL VALLEY, CA – Redwood Trust, Inc. (NYSE:RWT; "Redwood" or the "Company"), a leader in expanding access to housing for homebuyers and renters, today reported its financial results for the quarter ended December 31, 2021.
Key Financial Results and Metrics
•GAAP net income was $44 million, or $0.34 per diluted common share
•GAAP book value per common share was $12.06 at December 31, 2021, up 0.5% from September 30, 2021 and up 21.7% from December 31, 2020
•Economic return on book value(1) of 2.4% for the fourth quarter and 29.6% for full-year 2021
•Recourse leverage ratio(2) of 2.4x at December 31, 2021
•Declared and paid a regular quarterly dividend of $0.23 per common share for the fourth quarter, a 9.5% increase from the third quarter of 2021 and fourth consecutive quarterly dividend increase
Operational Business Highlights
Business Purpose Mortgage Banking
•Funded $733 million in business purpose loans, up 15% from the third quarter of 2021. Funded $2.3 billion of business purpose loans for full-year 2021, up 60% from 2020
◦Fourth quarter fundings included $367 million of bridge loans (up 50% from the third quarter) and $366 million of single-family rental ("SFR") loans (down 7% from the third quarter)
•Distributed $505 million of loans through securitizations and sales
◦Sold $202 million of SFR loans to large institutional investor
◦Completed one securitization backed by $304 million of SFR loans
Residential Mortgage Banking
•Locked $2.8 billion(3) of jumbo residential loans in fourth quarter and $16.1 billion for full-year 2021, up 76% from 2020; loan purchase commitments were $2.0 billion(4) in the fourth quarter
◦Fourth quarter lock mix(3) was 59% purchase money loans and 41% refinancings; included 87% Select loans and 13% Choice loans
•Purchased $3.2 billion of jumbo loans; jumbo loan pipeline at September 30, 2021 included $1.3 billion of loans identified for purchase
•Distributed $2.8 billion of jumbo loans, including $1.5 billion through whole loan sales and three securitizations backed by a total of $1.3 billion of loans
•Achieved gross margins of 90bps during the quarter, the high end of our historical 75bps to 100bps range
•Subsequent to quarter end, in January 2022, closed SEMT 2022-1, backed by $687 million of loans
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(1)    Economic return on book value is based on the period change in GAAP book value per common share plus dividends declared per common share in the period.
(2)    Recourse leverage ratio is defined as recourse debt at Redwood divided by tangible stockholders' equity. Recourse debt excludes $9.9 billion of consolidated securitization debt (ABS issued and servicer advance financing) and other debt that is non-recourse to Redwood, and tangible stockholders' equity excludes $42 million of intangible assets.
(3)    Does not account for potential fallout from pipeline that typically occurs through the lending process.
(4)    Includes estimated potential fallout from locked pipeline that typically occurs through the lending process.

Investment Portfolio
•Deployed $222 million of capital into new investments (including internally sourced investments as well as CRT, HEI and investments in legacy servicing assets)
•Called $79 million of collateral in the fourth quarter, including $33 million of Sequoia residential jumbo loans and $46 million of SFR loans; called $292 million of collateral for the full year of 2021, including $201 million of Sequoia loans and $91 million of SFR loans
•Credit performance remained strong during the fourth quarter, with continued improvement in delinquency trends

Financing Highlights
•Increased non-marginable warehouse capacity for residential loan inventory and for business purpose bridge loans
•Maintained robust balance sheet with unrestricted cash of $450 million and available capital of $150 million at December 31, 2021

RWT Horizons Highlights
•Since inception, completed 15 technology venture investments, including five in the fourth quarter of 2021, that reflect the diversity of our operations and include firms that align with opportunities across our businesses
•Achieved important milestone with first follow-on portfolio company investment in Rentroom

Environmental, Social, Governance ("ESG") Highlights
•Priced first Sequoia securitization that included deal specific ESG disclosure using SASB guidelines

“The fourth quarter of 2021 rounded out a transformative year for our Company where we grew our operating businesses, built out our product and technology offerings, and expanded our strategic investments, while delivering 25% full-year return on equity,” said Chris Abate, Chief Executive Officer of Redwood. “Despite volatility at the end of the year, we demonstrated book value and dividend growth, completed record fundings in our Business Purpose Mortgage Banking business, and deployed significant capital into new investments. As we look ahead in 2022, we expect the diversity and composition of our revenue streams to provide us with a notable advantage in a rising rate environment. Our focus remains on delivering for our shareholders and executing the long-term strategic growth plans we outlined at our September 2021 Investor Day.”

Fourth Quarter 2021 Redwood Review Available Online
A further discussion of Redwood's business and financial results is included in the fourth quarter 2021 Redwood Review and the fourth quarter 2021 Investor Presentation which are available within the “Financials-Redwood Review” and "Events and Presentations" sections, respectively, on the Company’s investor relations website at ir.redwoodtrust.com.
Conference Call and Webcast
Redwood will host an earnings call today, February 9, 2022, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its fourth quarter 2021 financial results. The number to dial in order to listen to the conference call is 1-877-423-9813 in the U.S. and Canada. International callers must dial 1-201-689-8573. A replay of the call will be available through midnight on February 23, 2022, and can be accessed by dialing 1-844-512-2921 in the U.S. and Canada or 1-412-317-6671 internationally and entering access code #13726362.
The conference call will be webcast live in listen-only mode through the Events and Presentations section of Redwood Trust's Investor Relations website at https://ir.redwoodtrust.com/events-and-presentations/events. To listen to the webcast, please go to Redwood's website at least 15 minutes before the call to register and to download and install any needed audio software. An audio replay of the call will also be available on Redwood's website following the call. Redwood plans to file its Annual Report on Form 10-K with the Securities and Exchange Commission by Tuesday, March 1, 2022, and also make it available on Redwood’s website.
About Redwood Trust
Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on several distinct areas of housing credit. Our operating platforms occupy a unique position in the housing finance value chain, providing liquidity to growing segments of the U.S. housing market not served by government programs. We deliver customized housing credit investments to a diverse mix of investors, through our best-in-class securitization platforms; whole-loan distribution activities; and our publicly-traded shares. Our consolidated investment portfolio has evolved to incorporate a diverse mix of residential, business purpose and multifamily investments. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, capital appreciation, and a commitment to technological innovation that facilitates risk-minded scale. Since going public in 1994, we have managed our business through several cycles, built a track record of innovation, and a best-in-class reputation for service and a common-sense approach to credit investing. Redwood Trust is internally managed, and structured as a real estate investment trust (“REIT”) for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com or connect with us on LinkedIn, Twitter, or Facebook.

Forward-Looking Statements:  This press release and the related conference call contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the amount of residential mortgage loans that we identified for purchase during the fourth quarter of 2021 and expected fallout and the corresponding volume of residential mortgage loans expected to be available for purchase, statements relating to our estimates of our available capital, and the expected timing for the filing of Redwood's Annual Report on Form 10-K. Forward-looking statements involve numerous risks and uncertainties. Redwood's actual results may differ from Redwood's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2020 under the caption “Risk Factors”. Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

REDWOOD TRUST, INC.

($ in millions, except per share data)	Three Months Ended		Year Ended
	12/31/2021	9/30/2021	12/31/21
Financial Performance
Net income per diluted common share	$0.34	$0.65	$2.37
Return on Equity (annualized)	13%	27%	25%

Book Value per Share	$12.06	$12.00	$12.06
Dividend per Share	$0.23	$0.21	$0.78
Economic Return on Book Value (1)	2.4%	6.5%	29.6%

Available Capital (in millions)	$150	$350	$150
Recourse Leverage Ratio (2)	2.4x	2.2x	2.4x
Operating Metrics
Business Purpose Loans
SFR fundings	$366	$394	$1,325
Bridge fundings	$367	$245	$960
SFR securitized	$304	$306	$1,043
SFR sold	$202	$—	$202
Residential Jumbo Loans
Locks	$2,827	$4,743	$16,093
Purchases	$3,181	$3,176	$12,939
Securitized	$1,335	$449	$4,190
Sold	$1,457	$2,361	$7,013

(1)    Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share during the period.
(2)    Recourse leverage ratio is defined as recourse debt at Redwood divided by tangible stockholders' equity. As of December 31, 2021 and September 30, 2021, recourse debt excludes $9.9 billion and $8.5 billion, respectively, of consolidated securitization debt (ABS issued and servicer advance financing) and other debt that is non-recourse to Redwood, and tangible stockholders' equity excludes $42 million and $45 million, respectively, of intangible assets.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)	Three Months Ended
($ in millions, except share and per share data)	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20

Interest income	$162	$146	$139	$128	$122
Interest expense	(112)	(104)	(108)	(103)	(98)
Net interest income	50	42	31	26	24
Non-interest income
Mortgage banking activities, net	36	63	54	83	54
Investment fair value changes, net	7	26	49	45	23
Other income	4	2	2	4	—
Realized gains, net	—	7	8	3	—
Total non-interest income, net	47	98	114	134	77
General and administrative expenses	(39)	(48)	(41)	(44)	(30)
Loan acquisition costs	(4)	(5)	(4)	(4)	(3)
Other expenses	(5)	(4)	(4)	(4)	(4)
(Provision for) benefit from income taxes	(5)	4	(7)	(12)	(8)
Net income	$44	$88	$90	$97	$54

Weighted average diluted shares (thousands) (2)	143,540	141,855	141,761	141,039	140,641
Diluted earnings per common share	$0.34	$0.65	$0.66	$0.72	$0.42
Regular dividends declared per common share	$0.23	$0.21	$0.18	$0.16	$0.14

(1)Certain totals may not foot due to rounding.
(2)In the periods presented above, weighted average diluted shares included shares from the assumed conversion of our convertible and/or exchangeable debt in accordance with GAAP diluted EPS provisions. Actual shares outstanding at December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020 were 114,892, 114,662, 113,053, 112,999, and 112,090, respectively.

Fourth Quarter 2021 Overview
•Our fourth quarter results demonstrated solid operating performance despite a challenging economic backdrop. Our earnings comfortably exceeded our fourth quarter dividend, producing an annualized ROE of 13% and a quarterly economic return on book value of 2.4%. The decline in our GAAP earnings from the third quarter was primarily due to lower residential mortgage banking revenue (negatively impacted by seasonal factors and year-end interest rate volatility, though with margins at the high end of our historic range), and more modest price appreciation on our investment portfolio relative to the third quarter. These reductions were offset by higher net interest income, durable Business Purpose Mortgage Banking income on record volume, and lower operating expenses.

Analysis of Earnings - Changes from Third to Fourth Quarter 2021
•Net interest income increased from the third quarter of 2021, primarily due to higher discount accretion income on our available-for-sale securities (reflecting anticipated future calls of Redwood sponsored securitizations), a higher average balance of investments, and lower cost of funds on bridge loan financing (including from the inaugural bridge loan securitization we completed during the third quarter).
•Income from business purpose mortgage banking activities decreased from the third quarter as securitization spreads widened toward the end of the year, impacting loan inventory valuations. Our results for the quarter otherwise benefited from a significant increase in funding volume (particularly of bridge loans) from the third quarter, to record levels.
•Income from residential mortgage banking activities decreased from third quarter levels, as market conditions during the fourth quarter prompted us to preserve additional margin in our loan purchase activities and decrease loan purchase commitments to $2.0 billion in the fourth quarter.
•Positive investment fair value changes in the fourth quarter reflected continued strength in credit performance across our investment portfolio, particularly in our re-performing loan ("RPL") and SFR securities.
•Other income increased from the third quarter, due to higher MSR income resulting from a reduction in prepayment speeds during the fourth quarter.
•General and administrative expenses decreased from the third quarter, as variable compensation decreased commensurate with the decrease in quarterly GAAP earnings.
•Other expenses were primarily comprised of acquisition-related intangible amortization expense.
•Our income tax provision normalized in the fourth quarter, after recording a significant benefit from income taxes in the third quarter from the release of a valuation allowance recorded against a portion of our deferred tax assets.

REDWOOD TRUST, INC.
Consolidated Income Statements (1)	Year Ended December 31,
($ in millions, except share and per share data)	2021	2020

Interest income	$575	$572
Interest expense	(427)	(448)
Net interest income	148	124
Non-interest income (loss)
Mortgage banking activities, net	236	78
Investment fair value changes, net	128	(588)
Other income	12	4
Realized gains, net	18	30
Total non-interest income (loss)	394	(475)
General and administrative expenses	(171)	(115)
Loan acquisition costs	(16)	(11)
Other expenses	(17)	(109)
(Provision for) benefit from income taxes	(18)	5
Net income (loss)	$320	$(582)

Weighted average diluted shares (thousands)	142,070	113,936
Diluted earnings (loss) per common share	$2.37	$(5.12)
Regular dividends declared per common share	$0.78	$0.725

(1)Certain totals may not foot due to rounding.

REDWOOD TRUST, INC.

Consolidated Balance Sheets (1)
($ in millions, except share and per share data)	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20

Residential loans	$7,592	$6,216	$5,743	$4,702	$4,249
Business purpose loans	4,791	4,694	4,409	4,172	4,136
Multifamily loans	474	483	485	490	492
Real estate securities	377	353	355	364	344
Other investments	642	422	309	323	348
Cash and cash equivalents	450	557	421	426	461
Other assets	380	347	274	420	324
Total assets	$14,707	$13,073	$11,996	$10,897	$10,355

Short-term debt	$2,177	$1,751	$1,485	$1,254	$523
Other liabilities	249	263	195	317	195
Asset-backed securities issued	9,254	8,184	7,537	6,672	7,101
Long-term debt, net	1,641	1,500	1,484	1,438	1,425
Total liabilities	13,321	11,697	10,701	9,681	9,244

Stockholders' equity	1,386	1,376	1,295	1,216	1,111

Total liabilities and equity	$14,707	$13,073	$11,996	$10,897	$10,355

Shares outstanding at period end (thousands)	114,892	114,662	113,053	112,999	112,090
GAAP book value per share	$12.06	$12.00	$11.46	$10.76	$9.91

(1)Certain totals may not foot due to rounding.

CONTACTS
Kaitlyn Mauritz
SVP, Head of Investor Relations
Phone: 866-269-4976
Email: investorrelations@redwoodtrust.com